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                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:               [February 15, 2005]

GMIB PAYMENT ADJUSTMENT
FACTOR:                       [100%]

LAST HIGHEST ANNIVERSARY
DATE: [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [81st] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:            [6.00%]

LAST INCREASE DATE:           [Owner's (or oldest Joint Owner's or Annuitant's
                              if owner is a non-natural person) [91st ]birthday]

GMIB RIDER CHARGE:            [0.95%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:        [6.00%]

BASIS OF GMIB ANNUITY TABLE:  [The GMIB Annuity Tables are based on the Annuity
                              2000 Mortality Table with 7-year age setback with interest at 2.50% (Company-adjusted to reflect amounts of monthly income payments shown in the GMIB annuity tables.)]

ANNUITY OPTIONS:              (a) [Life Annuity with 10 Years of Annuity
                                  Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                              (b) Joint and Last Survivor Annuity with 10 Years
                                  of Annuity Payments Guaranteed.]

GMIB INCOME DATE:             [February 15, 2015]

GMIB RIDER
TERMINATION DATE:             [Contract Anniversary prior to the Owner's (or
                              oldest Joint Owner's or Annuitant's if owner is a non-natural person) [91st] birthday]

GUARANTEED PRINCIPAL OPTION
FIRST EXERCISE DATE:          [February 15, 2015]

GMIB FIRST OPTIONAL
STEP-UP DATE:                 [February 15, 2006]

GMIB OPTIONAL STEP-UP
WAITING PERIOD:               [1 year]

MAXIMUM OPTIONAL
STEP-UP AGE:                  [90]

OPTIONAL STEP-UP GMIB
INCOME DATE:                  [10th] Contract Anniversary following the date the
                              most recent GMIB Optional Step-Up took effect]

MAXIMUM OPTIONAL STEP-UP
CHARGE:                       [1.50%]

ALLOCATION, TRANSFER, AND
-------------------------
REBALANCING LIMITS:
-------------------

   GMIB SUBACCOUNTS:          [Metlife Defensive Strategy Portfolio, Metlife
                              Moderate Strategy Portfolio, Metlife Balanced
                              Strategy Portfolio, Metlife Growth Strategy
                              Portfolio]

MLIU-EGMIB (4/08)

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PLATFORM 1 MINIMUM
PERCENTAGE:                   [20%]

PLATFORM 1 SUBACCOUNTS:       [Pearson Fund, Foley Fund, Badeer Fund, Nardi
                              Fund]

PLATFORM 2 MAXIMUM
PERCENTAGE:                   [80%]

PLATFORM 2 SUBACCOUNTS:       [Pearson Fund, Foley Fund, Badeer Fund, Nardi
                              Fund]

PLATFORM 3 MAXIMUM
PERCENTAGE:                   [10%]

PLATFORM 3 SUBACCOUNTS:       [Pearson Fund, Foley Fund, Badeer Fund, Nardi
                              Fund]

PLATFORM 4 MAXIMUM
PERCENTAGE:                   [10%]

PLATFORM 4 SUBACCOUNTS:       [Metlife Defensive Strategy Portfolio, Metlife
                              Moderate Strategy Portfolio, Metlife Balanced
                              Strategy Portfolio, Metlife Growth Strategy
                              Portfolio]

MLIU-EGMIB (4/08)